UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5103 (Commission File Number)	72-0496921 (IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 7.01  Regulation FD Disclosure.
On April 27, 2016, Barnwell Industries, Inc. (the "Company") issued a press release announcing that its subsidiaries, KD Kona 2013 LLLP and Barnwell Hawaiian Properties, Inc., have received distributions totaling $5,322,000 from the venture in which they invested in November of 2013. The distribution to Barnwell Hawaiian Properties, Inc. included a return of the $4,140,000 indirectly invested by the Company in the venture and a priority return of about 8%.  In addition, Kaupulehu Developments, Barnwell's 77.8%-owned real estate partnership, received a percentage payment of $1,600,000.
Furthermore, the Company announced in the press release that that it recently closed on the sale of the second of two homes built by its Kaupulehu 2007, LLLP venture in the Increment 1 area of Kaupulehu for a nominal amount above book value.  Following the repayment of the remaining debt that was outstanding, the venture received approximately $1,900,000 in cash and now has no long-term debt.
Finally, the Company announced in the press release that it had received approximately $5,100,000 in March 2016 representing the balance of the cash that had been held in escrow for the Canada Revenue Agency following the sale of Barnwell of Canada, Limited's largest natural gas property in 2015.
Item 9.01  Financial Statements and Exhibits.
(d)            Exhibits
Exhibit No.	Description
99.1	Press release dated April 27, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  April 27, 2016

BARNWELL INDUSTRIES, INC.
By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated April 27, 2016